Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amendment No. 1 to the Annual Report on Form 10-K of Sysorex Global for the year ended December 31, 2015 (the “Report”), we, Nadir Ali, Chief Executive Officer (Principal Executive Officer) and Kevin R. Harris, Chief Financial Officer (Principal Financial Officer) of Sysorex Global, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sysorex Global, on a consolidated basis.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report on Form 10-K/A.

Date:	April 29, 2016	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer (Principal Executive Officer)

/s/ Kevin Harris
Name: Kevin Harris Title: Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.